                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           California Microwave, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               George L. Spillane
    ------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14-a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

LOGO

                           CALIFORNIA MICROWAVE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 26, 1995

     The Annual Meeting of Shareholders of CALIFORNIA MICROWAVE, INC. will be held at the offices of California Microwave-Microwave Networks Incorporated, a subsidiary of the Company, located at 10795 Rockley Road, Houston, Texas, on October 26, 1995, at 10:00 a.m., for the following purposes:

     1. To elect Directors.

     2. To approve an amendment to the Company's 1992 Stock Option Plan.

     3. To ratify the selection of Ernst & Young LLP as independent public accountants for the Company.

     4. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on September 6, 1995, are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO

                                          GEORGE L. SPILLANE
                                          Secretary
Sunnyvale, California
October 2, 1995

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                           CALIFORNIA MICROWAVE, INC.
                               650 N. MARY AVENUE
                          SUNNYVALE, CALIFORNIA 94086

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of CALIFORNIA MICROWAVE, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the offices of California Microwave-Microwave Networks Incorporated, a subsidiary of the Company, located at 10795 Rockley Road, Houston, Texas, at 10:00 a.m., on October 26, 1995.

     Any proxy given may be revoked by a shareholder at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies which are received prior to the meeting will be voted in accordance with the specifications on the proxy. If no specification is made with regard to a proposal set forth in the proxy, the shares will be voted for all listed nominees for director and in favor of the proposals.

     A copy of the Annual Report of the Company for its fiscal year ended June 30, 1995, is being mailed to shareholders with this proxy statement. The approximate date on which this proxy statement and the accompanying proxy are being sent to shareholders is October 2, 1995.

                                     VOTING

     Only shareholders of record on September 6, 1995, will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had 15,838,060 shares of common stock outstanding. A majority of all shares represented in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the meeting. Abstentions are considered as shares present and entitled to vote and therefore will have the same effect as a vote against a matter presented at the meeting. Brokers who hold shares in street name for customers have the authority to vote on the election of directors. With respect to any other matters, shares as to which brokers have not received discretionary voting authority from their customers are considered shares not entitled to vote with respect to such matters (rather than abstentions on such matters), but are counted toward the establishment of a quorum.

     Holders of common stock are entitled to one vote for each share held. In the election of directors, all shareholders may cumulate their votes for candidates placed in nomination. Cumulative voting rights entitle a shareholder to as many votes as shall equal the number of votes represented by shares of common stock held by such shareholder multiplied by the number of directors to be elected, and all such votes may be cast for a single candidate or may be distributed among any or all of the candidates. A stockholder intending to cumulate votes for the election of directors must notify the Company of such intention prior to the commencement of the voting for directors. If any stockholder has given such notice, every stockholder may cumulate votes for candidates placed in nomination prior to the voting. The persons named in the proxy will, unless authority to do so is withheld, exercise their discretion with respect to the cumulative voting of shares represented by proxy in order to assure the election of as many of the nominees of the Board of Directors as possible.

                             ELECTION OF DIRECTORS

     Directors are elected to hold office until the next Annual Meeting of Shareholders or until their successors have been elected. Unless otherwise instructed by the shareholder, it is intended that the shares represented by the enclosed proxy will be voted for the nominees named below. Although management anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the meeting, the proxy will be voted for a substitute nominee chosen by management.

     The Board of Directors, pursuant to the By-Laws of the Company, in September 1995 increased the authorized number of directors from seven to eight and added J. J. Adorjan to the slate of nominees.

     All of the nominees are presently directors of the Company, with the exception of J. J. Adorjan. No nominee or executive officer has any family relationship with any other nominee or executive officer. The beneficial ownership of the Company's stock by the nominees is set forth under "Certain Shareholders."

     The following table and biographical paragraphs set forth the names and ages of the nominees, their principal occupations at present, the positions and offices held by each with California Microwave, Inc. in addition to the position as a director, and the period during which each has served as a director of the Company.

                                                                                        DIRECTOR
                                                                                      CONTINUOUSLY
               NOMINEE                 AGE                  OCCUPATION                   SINCE
-------------------------------------  ---    --------------------------------------  ------------
Philip F. Otto.......................  54     Chairman of the Board, President and        1992
                                                Chief Executive Officer
David B. Leeson(1)(2)................  58     Founder of and consultant to the            1968
                                              Company and Chairman of the Board
                                                Emeritus
Robert A. Helliwell(1)(3)............  75     Professor of Electrical Engineering,        1968
                                                Stanford University
Gilbert F. Johnson...................  64     President of the Government Group           1980
Arthur H. Hausman(2)(3)..............  71     Chairman of the Board Emeritus of           1990
                                              Ampex Corporation, a video systems
                                                manufacturer, and business
                                                consultant and private investor
Edward E. David, Jr.(1)(2)...........  70     President of EED, Inc., consultants to      1992
                                                industry and government on
                                                technology and research management
Alfred M. Gray(1)(3).................  67     Retired Commandant of the U.S. Marine       1993
                                                Corps and consultant to industry and
                                                government
J. J. Adorjan........................  56     President and Chief Operating Officer         --
                                              of Borg-Warner Security Corporation

---------------
(1) Member of Nominating Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

     PHILIP F. OTTO rejoined the Company as a director and President of the Wireless Products Group in January 1992, became President and Chief Executive Officer of the Company in March 1992 and Chairman of the Board in January 1993. He served as Executive Vice President, Chief Financial Officer and a director of

General Cellular Corporation, a cellular telecommunications company, from 1989 to 1991. Subsequent to Mr. Otto's employment by General Cellular Corporation, that corporation negotiated a "pre-packaged" plan of reorganization under Chapter 11 that involved the infusion of additional capital. He also served as President of Netline Communications Corporation, a telecommunications software company, in 1988; as a consultant to the telecommunications industry from 1986 to 1988; and as Chief Executive Officer and a director of Telco Systems, Inc., a fiber optics telecommunications company, from 1981 to 1986. Mr. Otto served as Chief Financial Officer of the Company from 1975 to 1980, was a director of the Company from 1976 to 1985 and was an Executive Vice President of the Company from 1979 to 1981. He holds a Bachelor of Science Degree in Engineering from Yale University and a Master's Degree in Business Administration from the Harvard Business School.

     DR. DAVID B. LEESON, a founder of the Company, was Chief Executive Officer of the Company from its inception in 1968 until March 1992, was Chairman of the Board from the Company's inception until January 1993, and was elected Chairman of the Board Emeritus in July 1994. He commenced service as a consultant to the Company under a three-year consulting agreement in January 1993. Dr. Leeson holds degrees in engineering from California Institute of Technology, M.I.T. and Stanford University (Ph.D.), and is a Fellow of the Institute of Electrical and Electronics Engineers ("IEEE"). Prior to founding the Company, Dr. Leeson was associated with Applied Technology (now a division of Litton Industries) and Hughes Aircraft Company (now a division of General Motors).

     DR. ROBERT A. HELLIWELL has been a Professor of Electrical Engineering at Stanford University since 1946. He holds Bachelor of Arts, Master of Science, Electrical Engineering and Ph.D. degrees from Stanford University.

     GILBERT F. JOHNSON served as the Company's President and Chief Operating Officer from 1985 to 1991 and became President of the Government Group in 1991. He served as the Company's Executive Vice President and Chief Operating Officer from 1982 to 1985. Mr. Johnson, who holds a Bachelor's Degree in Electrical Engineering from the University of Illinois and a Master's Degree in Electrical Engineering from the University of Southern California, is a senior member of the IEEE. Prior to joining California Microwave in 1973, Mr. Johnson held engineering management positions at Applied Technology and Hughes Aircraft Company.

     ARTHUR H. HAUSMAN served as President and Chief Executive Officer of Ampex Corporation from 1971 through 1980, as its Chairman of the Board, President and Chief Executive Officer from 1981 through 1982, and as Chairman of the Board from 1983 through 1987 when he became Chairman of the Board Emeritus. Mr. Hausman received his Bachelor's Degree in Electrical Engineering from the University of Texas and his Master's Degree in Engineering Science and Applied Physics from Harvard University. He is a Director of TCI International, Inc., Drexler Technology, Inc. and California Amplifier, Inc. Mr. Hausman is a senior member of the IEEE.

     DR. EDWARD E. DAVID, JR. served as President of Exxon Research and Engineering Company from 1977 to 1986 and has served as President of EED, Inc. since 1976. He was Executive Director of Research at Bell Telephone Labs where he was employed from 1950 to 1970 and Science Advisor to the President of the United States during the period 1970 through 1973. He holds a Bachelor's Degree in Electrical Engineering from Georgia Institute of Technology and Master of Science and Doctor of Science degrees from the Massachusetts Institute of Technology. Dr. David serves on the Boards of Directors of Intermagnetics General Corporation and Protein Polymer Technologies, Inc. He is the retiring U.S. representative to the NATO Science Committee and a member of the Bellcore Advisory Council.

     GENERAL ALFRED M. GRAY, USMC (RET.) served as the Commandant of the U.S. Marine Corps and was a member of the Joint Chiefs of Staff from 1987 to 1991. He holds a Bachelor's Degree in Science from the State University of New York and is a member of the National Security Agency Science Advisory Board.

     J. J. ADORJAN joined Borg-Warner Security Corporation, a provider of security services, as its President and Chief Operating Officer in April 1995. From October 1993 until April 1995, Mr. Adorjan served as President of Emerson Electric Company and from 1990 to 1992 as Chairman and Chief Executive Officer of ESCO Electronics Corporation. Mr. Adorjan previously served in various positions at Emerson, including Vice Chairman of Emerson and Group Vice President of Emerson's Government and Defense Group from 1987 to 1990 and Executive Vice President of Emerson from 1983 to 1987. Mr. Adorjan earned his Bachelor of Science and Master of Science degrees in economics and finance from Saint Louis University, where he currently serves as Chairman of the Board of Trustees.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The total number of meetings of the Board of Directors (including regularly scheduled and special meetings) during fiscal 1995 was seven. Each of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the year, and (2) the total number of meetings of all committees of the Board on which he served. The Company has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The responsibilities of the Audit Committee include (1) reviewing and consulting with the auditors concerning the Company's financial statements, accounting and financial policies, and internal controls; (2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors; (3) maintaining good communications on accounting matters among the Committee, the Company's independent accountants and the Company's management; and (4) reviewing the activities of the Company's internal auditor. The members of the Audit Committee, which met five times during fiscal 1995, are Messrs. David (Chair), Hausman and Leeson.

     The functions of the Compensation Committee are to review the Company's compensation philosophy; to recommend to the Board of Directors the total compensation to be paid to the Chief Executive Officer and the Company's other officers; to approve the form and terms of all incentive and stock plans, including stock option plans and to consider the dilutive impact of the stock plans; and to prepare the Compensation Committee Report and approve the peer groups and stock valuation methods for the Company's annual Proxy Statement. The members of the Compensation Committee, which met seven times during fiscal 1995, are Messrs. Hausman (Chair), Gray and Helliwell.

     The function of the Nominating Committee is to recommend to the Board a slate of director candidates to be nominated for election to the Board and to fill vacancies that occur on the Board. The Nominating Committee will consider nominees recommended by stockholders, provided such recommendations are submitted in writing to the Secretary of the Company, are timely, and contain sufficient background information concerning the nominee to enable a proper judgment to be made as to the proposed nominee's qualifications, and include a written consent of the proposed nominee to stand for election if nominated and to serve if elected. The members of the Nominating Committee, which met once during fiscal 1995, are Messrs. Leeson (Chair), David, Gray and Helliwell.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for their service as directors. During the fiscal year ended June 30, 1995, directors who were not employees of the Company received compensation at the rate of $20,000 per year for their services as Board members, $500 per Committee meeting attended, and reimbursement for expenses incurred in attending meetings of the Board or any Committee of the Board. Commencing in fiscal 1996, each director who serves as a Chairman of a Committee will receive an additional $250 per Committee meeting attended. In fiscal 1995, Messrs. David, Hausman, Helliwell, Gray and Leeson each received an option to purchase 2,000 shares of Company common stock at an exercise price of $31.50 per share. For information relating to an increase in option grants to directors, see "Amendment to 1992 Stock Option Plan."

     In January 1993, Dr. Leeson commenced service as a consultant to the Company under a three-year consulting agreement. Under that agreement, Dr. Leeson receives $250,000 per year for consulting with the Company regarding its business, technology and strategy and will at the Company's request serve as the Company's representative to certain forums.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows specific compensation information, for the fiscal years ending June 30, 1995, 1994 and 1993, for the Company's Chief Executive Officer and the next four most highly compensated executive officers as of June 30, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                           -----------------------
                                                                                        SECURITIES
                               ANNUAL COMPENSATION            OTHER        RESTRICTED   UNDERLYING
    NAME AND PRINCIPAL      --------------------------       ANNUAL          STOCK       OPTIONS        ALL OTHER
         POSITION           YEAR    SALARY     BONUS     COMPENSATION(2)   AWARDS(1)     (NUMBER)    COMPENSATION(3)
--------------------------  ----   --------   --------   ---------------   ----------   ----------   ---------------
Philip F. Otto............  1995   $323,019   $      0       $34,704        $      0      30,000         $ 3,791
  Chairman, President and   1994   $275,000   $227,000       $16,172        $      0      24,000         $ 3,203
  Chief Executive Officer   1993   $250,000   $220,000       $ 3,534        $      0      80,000         $ 2,943
Gilbert F. Johnson........  1995   $222,755   $      0       $12,056        $      0      10,000         $ 6,327
  President, Government     1994   $218,000   $160,000       $ 7,276        $      0      15,000         $ 5,811
  Group                     1993   $220,781   $247,752       $ 6,612        $ 46,000      50,000         $ 6,539
Douglas H. Morais.........  1995   $218,396   $      0       $17,538        $      0      10,000         $ 2,926
  President, Wireless       1994   $197,115   $188,000       $ 3,530        $      0      45,000         $ 1,065
  Products Group            1993   $ 63,177   $ 20,000       $     0        $ 44,250      30,000         $   600
Garrett E. Pierce(4)......  1995   $205,000   $      0       $60,297        $      0       5,000         $ 1,249
  Executive Vice President  1994   $ 46,516   $ 32,200       $12,500        $      0      72,500         $   813
  and Chief Financial
    Officer                 1993   $     --   $     --       $    --        $     --          --         $    --
Leon F. Blachowicz(5).....  1995   $108,180   $100,000       $     0        $102,750      60,000         $     0
  President, Satellite      1994   $     --   $     --       $    --        $     --          --         $    --
  Communications Group      1993   $     --   $     --       $    --        $     --          --         $    --

---------------
(1) At June 30, 1995, the number and aggregate value of unvested restricted stock holdings for the named executive officers were: Mr. Otto -- 10,000 shares, $157,250; Mr. Johnson -- 3,900 shares, $47,313; Mr. Morais -- 1,800 shares, $26,550; Mr. Pierce -- 0 shares, $0; Mr. Blachowicz -- 3,000 shares, $102,750. The aggregate values shown in the table were computed by multiplying the number of unvested restricted shares granted by the closing market price of the Company's common stock on the date of grant.

(2) In 1995 and 1994, includes for Mr. Pierce $45,794 and $12,500 of relocation expenses, respectively.

(3) Includes matching employer contributions to the California Microwave Tax-Deferred Savings Plan (a 401(k) plan) for fiscal 1995 in the amount of $800 for the benefit of each of Messrs. Otto, Johnson, and Morais; matching employer contributions to the Tax-Deferred Savings Plan have been increased to $1,000 for fiscal 1996.Also includes amounts paid by the Company for life insurance premiums for fiscal 1995, as follows: Mr. Otto -- $2,991, Mr. Johnson -- $5,527, Mr. Morais -- $2,126, Mr. Pierce -- $1,249, and Mr.
    Blachowicz -- $0.

(4) Mr. Pierce joined the Company in April 1994.

(5) Mr. Blachowicz joined the Company in January 1995.

                              STOCK OPTION TABLES

     The following table shows information concerning stock options granted to the individuals named in the Summary Compensation Table above during the fiscal year ended June 30, 1995.

                          OPTION GRANTS IN FISCAL 1995

                                   INDIVIDUAL GRANTS
                               --------------------------                              POTENTIAL REALIZABLE VALUE AT
                                NUMBER OF     % OF TOTAL                                      ASSUMED ANNUAL
                                SECURITIES      OPTIONS                                    RATES OF STOCK PRICE
                                UNDERLYING    GRANTED TO                                     APPRECIATION FOR
                                 OPTIONS       EMPLOYEES    EXERCISE                         OPTION TERM(2)(3)
                                 GRANTED          IN         PRICE     EXPIRATION     -------------------------------
             NAME              (NUMBER)(1)    FISCAL YEAR    ($/SH)       DATE        0%         5%           10%
-------------------------------------------   -----------   --------   ----------     ---    ----------    ----------
Philip F. Otto.................    30,000         4.8%       $23.25      7/20/04      $0     $  438,726    $1,111,815
Gilbert F. Johnson.............    10,000         1.6%       $23.25      7/20/04      $0     $  146,242    $  370,605
Douglas H. Morais..............    10,000         1.6%       $23.25      7/20/04      $0     $  146,242    $  370,605
Garrett E. Pierce..............     5,000         0.8%       $23.25      7/20/04      $0     $   73,121    $  185,303
Leon F. Blachowicz.............    55,000         8.9%       $34.25       1/3/05      $0     $1,184,874    $3,002,618
                                   5,000          0.8%       $29.50      4/26/05      $0     $   92,777    $  235,115

---------------
(1) All options granted in fiscal 1995 were pursuant to the 1992 Stock Option Plan. The options are incentive or nonqualified stock options that were granted at 100% of the fair market value of the Common Stock on the date of grant. The options expire ten years from the date of grant, unless otherwise earlier terminated as a result of certain events related to termination of employment. The options vest 25% per year on each of the first four anniversaries of the option grant date. Additional vesting of the right to exercise the options ceases when the optionee's employment terminates.

(2) The 5% and the 10% assumed rates of appreciation applied to the option exercise price over the ten-year option term are prescribed by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of Common Stock. The named executive officers will receive benefit from the options only to the extent that the Company's stock appreciates in value over the exercise price of the options.

(3) At assumed annual rates of appreciation of 0%, 5% and 10%, the aggregate potential realizable increase in value for shares held by all stockholders as of June 30, 1995 for the ten-year period from July 21, 1994 to July 20, 2004, would be $0, $229,876,452 and $582,549,780, respectively.

     The following table shows information concerning the value of unexercised stock options held by the individuals named in the Summary Compensation Table above as of June 30, 1995.

                 AGGREGATED OPTION EXERCISES(1) IN FISCAL 1995
                        AND JUNE 30, 1995 OPTION VALUES

                                        NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-MONEY
                                        UNEXERCISED OPTIONS AT 6/30/95             OPTIONS AT 6/30/95(2)
                NAME                       EXERCISABLE/UNEXERCISABLE             EXERCISABLE/UNEXERCISABLE
-------------------------------------  ---------------------------------     ---------------------------------
Philip F. Otto.......................           115,000/113,000                 $1,237,625/$921,625
Gilbert F. Johnson...................             34,250/46,250                  $396,703/$374,922
Douglas H. Morais....................             26,250/58,750                  $213,203/$348,359
Garrett E. Pierce....................             18,125/59,375                   $87,227/$270,742
Leon F. Blachowicz...................                  0/60,000                        $0/$0

---------------
(1) During fiscal 1995, options covering 6,000 shares and 1,830 shares were exercised by Philip F. Otto and Gilbert F. Johnson, respectively.

(2) The value of unexercised options is calculated by multiplying the number of options outstanding by the difference between the option exercise price and the June 30, 1995 closing price of $25.0625 per share of the Company's common stock as reported on the Nasdaq National Market. Options with an exercise price in excess of the June 30, 1995 closing price were not included in this calculation.

                              EMPLOYMENT AGREEMENT

     The Company's employment agreement with Mr. Otto provides for a payment to Mr. Otto, in the event the Company terminates his employment other than for cause, of an amount equal to the greater of $750,000 or 300% of his then-current base salary, in 36 monthly installments, and for continued health benefits for two years or, if earlier, the date he obtains health benefits from a new employer. Mr. Otto's base salary was increased from $275,000 to $335,000, effective August 7, 1994. Mr. Otto's employment agreement also provides that the Company will pay or reimburse Mr. Otto for certain personal expenses.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee (the "Committee") of the Board of Directors is composed entirely of outside directors, none of whom is or was an officer or employee of the Company or any of its subsidiaries. The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies and has the sole responsibility for determining the recipients of stock option and restricted stock grants and the number of options and restricted shares to be granted to each recipient. In addition, the Committee is responsible for making annual recommendations to the Board for the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee has engaged a nationally recognized compensation and benefits consulting firm to assist the Committee and the Company in reviewing the compensation program of the Company's executive officers, gathering information on competitive compensation rates and developing more effective methods of compensating the executive officers of the Company.

     The objectives of the Company's executive compensation program are to provide the following:

     - Levels of compensation that are competitive with those provided in the various markets in which the Company competes for its executive resources;

     - Annual incentive compensation that varies with the financial performance of the Company, and rewards corporate, business unit and individual performance; and

     - Long-term incentives which align the interests of management with those of the shareholders.

     The executive compensation program provides an overall level of compensation competitive relative to the Company's industry peer group. The Committee develops its executive compensation program with reference to that of a group of companies in the communications equipment industry. Actual compensation levels may be greater or less than average levels in surveyed companies depending upon annual and long-term Company, business unit and individual performance. The Committee uses its discretion in recommending to the Board executive compensation at levels that in its judgment are warranted by external, internal or individual circumstances.

EXECUTIVE OFFICER TOTAL COMPENSATION PROGRAM

     The Company's executive officer total compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation principally in the form of stock options, and various other common employee benefits. In July 1992 the Company initiated the Executive Incentive Plan, a formal pay-for-performance program. In July 1992 and July 1993 the base salary component of the executive officers' fiscal 1993 and 1994 compensation generally was not adjusted upward. Fiscal 1995 base salaries of the current executive officers, excluding the President, are on average 4.2% higher than their base salaries in fiscal 1994. The annual incentive compensation opportunity portion of the executive officers' compensation, which is based upon the Company's financial performance, has been increased relative to what it was prior to fiscal 1992.

     The Committee has reviewed the total compensation of the five highest paid executive officers in fiscal 1995 and has concluded that their compensation is reasonable and consistent with the Company's compensation philosophy and industry practice.

BASE SALARY

     Base salary levels for the Company's executive officers are competitively set relative to the Company's industry peer group and with reference to published industry surveys. In determining particular executives' salaries, the Committee also takes into account individual experience and performance and specific factors particular to the Company.

ANNUAL INCENTIVE COMPENSATION

     The Executive Incentive Plan is the Company's annual incentive program for selected executive officers and other senior managers. The purpose of the plan is to provide a direct financial incentive to executives (in the form of an annual cash bonus) to achieve the Company's and their respective business units' annual profit goals. Target, threshold and maximum bonus goals are set at the beginning of each fiscal year and target goals are set for the Company and business unit profit performance. For fiscal 1994 and fiscal 1995, corporate earnings per share ("EPS") and business unit operating income (as defined), including a capital charge for assets employed, were selected as the measures of Company and business unit performance, respectively, against which actual performance was measured. Individual performance may also be taken into account in determining bonuses, but no bonus is paid unless the predetermined threshold profit performance level has been reached. Target bonus awards are set at competitive levels relative to the Company's industry peer group. No bonuses were paid to officers of the Company with respect to fiscal 1995, other than the $100,000 that was paid to Leon Blachowicz pursuant to the contract entered into with him at the time of his employment in January 1995.

STOCK OPTION PROGRAM

     The stock option program is the Company's principal long-term incentive plan for executive officers and key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's common stock. The Compensation Committee believes that stock options, better than other long-term incentives, create a mutuality of interest between the management and shareholders because stock options provide value to the optionees only if the stock price increases.

     Stock options are granted at an option price equal to the fair market value of the Company's common stock on the date of grant, have ten-year terms and vest ratably over a four-year period. The Committee determines the size of option grants for individual executive officers by comparing the assumed potential gain under unvested options outstanding with a target gain objective that is set at a level the Company believes is competitive within its industry peer group.

BENEFITS

     The Company provides benefits to the executive officers that are generally available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for fiscal 1995 for any executive officer.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Otto was appointed to the position of President and Chief Executive Officer in March 1992 with a base salary of $250,000. In January 1993, Mr. Otto was elected Chairman of the Board. Effective July 1, 1993, Mr. Otto received a base salary increase to $275,000 and effective August 7, 1994, Mr. Otto received a base salary increase to $335,000.

     Mr. Otto's annual bonus is determined in accordance with the Executive Incentive Plan. Based upon the Company's results for fiscal 1995, Mr. Otto did not become entitled to a bonus under the Plan for that year.

     The stock options granted to Mr. Otto during fiscal 1995 are consistent with the design of the overall executive compensation program and are shown in the Summary Compensation Table.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, limits the amount of compensation a corporation may deduct as a business expense. Section 162(m) generally disallows deductions for compensation in excess of $1 million to a company's Chief Executive Officer or to any of its four other most highly compensated executive officers. Compensation that is "performance-based" is not subject to that limit if certain requirements are met. The Committee does not contemplate that there will be nondeductible compensation for 1995 or for 1996 for any of these five executive officers.

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          ARTHUR H. HAUSMAN, Chairman
                                          ALFRED M. GRAY
                                          ROBERT A. HELLIWELL

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the company's common stock, the Nasdaq Stock Market (US) Index and the Nasdaq Communications Equipment Index, each of which assumes reinvestment of dividends.

                                                June 30,
                              --------------------------------------------
                              1990    1991    1992    1993    1994    1995
                              ----    ----    ----    ----    ----    ----
California Microwave          100.0   171.0   115.9   211.6   263.8   290.6
Nasdaq (US) Index             100.0   105.9   127.3   160.0   161.6   215.3
Nasdaq Communications         100.0    99.8    97.9   176.8   172.5   335.2
 Equipment Index

                      AMENDMENT TO 1992 STOCK OPTION PLAN

     The Board of Directors in July 1995 approved an amendment to the Company's 1992 Stock Option Plan ("1992 Option Plan") to provide (a) that the initial stock option award to directors who are not employees of the Company ("nonemployee directors") be increased from 5,000 shares to 10,000 shares (with the current non-employee directors to receive an option to purchase an additional 5,000 shares by reason of this change), (b) that the annual stock option award for non-employee directors be increased from 2,000 shares to 3,000 shares for members other than chairs of committees and to 5,000 shares for chairs of committees, and (c) that the one-year vesting requirement applicable to options granted to non-employee directors be removed. Approval of this amendment is required by at least a majority of the shares of common stock present in person or represented by proxy and entitled to vote.

     The 1992 Option Plan covers 1,600,000 shares of common stock of the Company, subject to adjustment in the event of certain changes in the capitalization of the Company. As of September 6, 1995, options covering 1,330,283 shares, with a total value (market value minus exercise price) of $5,237,000, were outstanding under the Plan. The amendment to the 1992 Option Plan will not increase the number of shares covered by the Plan, but will increase the number of options granted under the Plan to directors.

     If the amendment is approved (and assuming election of all the directors nominated), immediately following the Annual Meeting of Shareholders Messrs. David, Hausman, and Leeson will receive in their capacities as Chairs of Board Committees annual grants covering 5,000 shares of common stock each, and Messrs. Gray and Helliwell will receive annual grants covering 3,000 shares each. In addition, these five directors will each receive a grant covering 5,000 shares for the purpose of putting them on a parity with future non-employee directors who will receive initial option grants covering 10,000 shares, and Mr. Adorjan will receive his initial option grant covering 10,000 shares. All options granted to directors will be exercisable at a price equal to the fair market value of the Company's common stock on the date of grant.

     The Company believes that it is very important to its success that it be able to continue to attract and retain highly qualified directors and that, based upon advice from its outside compensation consultants, the increase in option grants for non-employee directors covered by the amendment will make the Company's compensation program for directors more competitive. Accordingly, the Company recommends that the shareholders vote in favor of the amendment to the 1992 Option Plan.

DESCRIPTION OF THE 1992 STOCK OPTION PLAN

     Options to purchase common stock of the Company granted under the 1992 Option Plan may be either "incentive stock options" within the meaning of that term as used in Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the 1992 Option Plan, options may be granted to officers, other key employees, and consultants of the Company and its subsidiaries, except that incentive stock options may not be granted to consultants of the Company or any of its subsidiaries. Each non-employee director of the Company will automatically receive a non-qualified stock option under the 1992 Option Plan immediately following each annual meeting of shareholders of the Company. If the amendment to the 1992 Stock Option Plan is approved, the first such option received by a nonemployee director will cover 10,000 shares of common stock of the Company and each option received by a non-employee director under the 1992 Option Plan thereafter will cover 3,000 shares of common stock in the case of directors who are not chairs of Committees and 5,000 shares in the case of directors who are chairs of Committees. Each such option will have an exercise price equal to the fair market value of the common stock of the Company on the date of the Annual Meeting of Shareholders to which it relates. Currently approximately 1,000 persons are eligible to participate in the 1992 Option Plan, including eight officers and five non-employee directors (six if Mr. Adorjan is elected).

     The purchase price of shares acquired upon exercise of stock options under the 1992 Option Plan must be not less than 100% of the fair market value of the shares on the date the option is granted, with the exception that in the case of incentive stock options granted to shareholders who own 10% or more of the total combined voting power of all classes of stock of the Company or its subsidiaries (a "10% shareholder") the exercise price must be not less than 110% of such fair market value. Payment of the purchase price may be made in cash or in shares of common stock of the Company or, in the discretion of the Board of Directors or Committee designated by the Board, by a promissory note or such other form of legal consideration that may be acceptable to the Board or Committee. The aggregate value (at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any Optionee during any calendar year may not exceed $100,000. No officer or key employee may receive options under the 1992 Option Plan covering in excess of 100,000 shares in any fiscal year.

     The term of an option cannot exceed ten years (five years in the case of an incentive stock option granted to a 10% shareholder). An option granted to an officer or other key employee or consultant generally becomes exercisable at the rate of 25% for each year the employee remains with the Company. If the amendment to the 1992 Stock Option Plan is approved, an option granted to a non-employee director becomes fully vested on the date of grant. Options granted to officers and directors can in no event be exercisable until the elapse of six months from the date of grant.

     Unless terminated earlier by reason of expiration of the option term, options under the 1992 Option Plan will generally terminate three months after the optionee terminates employment with the Company, or 12 months after the termination of employment if the optionee dies or becomes disabled while an employee of the Company. All options granted under the 1992 Option Plan will be nontransferable by the optionee during the optionee's lifetime. The options may contain such other terms, provisions and conditions not inconsistent with the 1992 Option Plan as may be determined by the Board of Directors or Committee administering the Option Plan.

     If any option granted under the 1992 Option Plan terminates or expires unexercised in whole or in part, the shares released from that option may be made subject to additional options granted under the 1992 Option Plan, including options granted to the same optionee having a lower exercise price than the terminated option.

     The grant of an incentive stock option should have no tax effect on the Company or the optionee to whom it is granted, and there generally is no tax upon exercise of the option. If an optionee does not dispose of shares acquired upon exercise of the option within two years of the date of granting the option, nor within one year after exercise of the option, any gain realized by the optionee on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the lesser of (a) the difference between the exercise price and the value of the stock at the date of exercise and (b) the amount realized on disposition over the purchase price is treated as compensation to the optionee taxable as ordinary income. The excess gain, if any, is treated as capital gain (which will be short-term or long-term capital gain depending upon the length of time the shares were held). The excess of the fair market value of the shares over the option price at the time of exercise of an incentive stock option may subject the recipient to the alternative minimum tax provided for in the Internal Revenue Code of 1986, as amended (which, generally speaking, will be applied only if it produces a tax that is higher than the individual's regular tax liability). The Company is allowed a deduction for tax purposes only to the extent, and at the time, that the optionee receives ordinary income by reason of the optionee's sale of shares.

     The grant of a non-qualified stock option under the 1992 Option Plan also should have no tax effect on the Company or the recipient of the grant. The spread between the exercise price and the market value of the Company's Common Stock on the date of exercise of a non-qualified option is taxable as ordinary income to the optionee. To the extent the optionee realizes ordinary income on the exercise of the option, the Company has a corresponding deduction.

     The 1992 Option Plan is to be administered by the Board of Directors or by a Committee designated by the Board, and the Board may at any time terminate or amend the 1992 Option Plan. The Compensation Committee has been designated by the Board to administer the Plan. Any amendment of the Option Plan, however, which increases the number of shares which may be issued thereunder, or changes the requirements as to eligibility for participation, must be approved by the shareholders of the Company.

                               NEW PLAN BENEFITS

     The following table sets forth the number of options granted under the 1992 Option Plan from July 1, 1994 through June 30, 1995 (and, through fiscal 1996 with respect to certain formula option grants to directors), to each person named in the Summary Compensation Table, all current executive officers as a group (including the named executive officers who are currently executive officers), all current directors who are not executive officers as a group, and all employees other than executive officers as a group.

                                                                                      NUMBER
                                                                                    OF OPTIONS
                                NAME AND POSITION                                    GRANTED
----------------------------------------------------------------------------------  ----------
Philip F. Otto....................................................................     30,000
  Chairman, President and Chief Executive Officer
Gilbert F. Johnson................................................................     10,000
  President, Government Group
Douglas H. Morais.................................................................     10,000
  President, Wireless Products Group
Garrett E. Pierce.................................................................      5,000
  Executive Vice President and Chief Financial Officer
Leon F. Blachowicz................................................................     60,000
  President, Satellite Communications Group
Current Executive Officer Group...................................................    120,000
Non-Executive Officer Director
  Group(1)........................................................................     66,000
Non-Executive Officer Employee Group..............................................    413,250

---------------
(1) Messrs. David, Hausman, Helliwell, Gray and Leeson each received an option to purchase 2,000 shares after the 1994 Annual Meeting of Shareholders. Following the 1995 Annual Meeting of Shareholders, and assuming their election as directors and approval of the amendment to the 1992 Option Plan, Messrs. Adorjan, David, Hausman and Leeson each will receive options to purchase 10,000 shares and Messrs. Helliwell and Gray will each receive options to purchase 8,000 shares.

                     RATIFICATION OF SELECTION OF AUDITORS

     Ernst & Young LLP has served as independent public accountants for the Company since 1968. Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     This matter is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of its selection of independent public accountants by the affirmative vote of the holders of a majority of the shares present and voting at the meeting. Management has not determined what action it will take in the event the shareholders do not ratify the selection of Ernst & Young LLP.

                              CERTAIN SHAREHOLDERS

     The following table sets forth information as of September 15, 1995 (except as otherwise noted), regarding securities ownership by (i) each person who is known by the Company to own beneficially more than 5% of any class of the Company's common stock, (ii) each executive officer named in the Summary Compensation Table, (iii) the directors and nominees individually, and (iv) all executive officers and directors as a group.

                                                                               COMMON STOCK
                                                                           BENEFICIALLY OWNED(1)
                                                                           ---------------------
                                                                            NUMBER       PERCENT
                                                                           ---------     -------
Kopp Investment Advisors, Inc.(2)........................................  2,659,482       16.8%
  6600 France Ave. So., Suite 672
  Edina, MN 55435
FMR Corp.(3).............................................................  2,057,700       13.0
  82 Devonshire Street
  Boston, MA 02109
The Travelers Inc.(4)....................................................    917,444        5.8
  388 Greenwich Street
  New York, NY 10013
Philip F. Otto(5)........................................................    179,181        1.2
David B. Leeson(6).......................................................     84,886       *
Robert A. Helliwell(7)...................................................     29,250       *
Gilbert F. Johnson(8)....................................................     58,763       *
Arthur H. Hausman(9).....................................................     10,000       *
Edward E. David, Jr.(10).................................................      4,000       *
Alfred M. Gray(11).......................................................      7,000       *
J. J. Adorjan............................................................          0       *
Douglas H. Morais(12)....................................................     43,176       *
Garrett E. Pierce(13)....................................................     19,805       *
Leon F. Blachowicz.......................................................      3,000       *
All Executive Officers and Directors as a Group (13 persons)(14).........    567,015        3.5

---------------
* Represents less than 1% of the outstanding shares.

 (1) The shareholders named in the table have sole voting power and dispositive power with respect to all shares of stock shown as beneficially owned by them, except as otherwise indicated in the footnotes to this table. Amounts indicated for shares which a person has an option to acquire are issuable upon exercise of outstanding options which were exercisable on September 15, 1995 or within 60 days thereafter.

 (2) As of July 31, 1995, Kopp Investment Advisors, Inc. reported no voting power with respect to all shares of common stock and shared dispositive power with respect to 2,659,482 shares of common stock.

 (3) As of July 31, 1995, FMR Corp. reported sole voting power for 70,000 of such shares, and sole dispositive power with respect to 2,057,700 of such shares.

 (4) As of December 31, 1994, these shares were beneficially owned through certain wholly owned subsidiaries of Smith Barney Holdings, Inc., 1345 Avenue of the Americas, New York, NY 10105, which is a wholly owned subsidiary of The Travelers Inc. The Travelers Inc. reported shared voting and dispositive power with respect to all such shares.

 (5) Includes 141,000 shares of common stock which Mr. Otto has an option to acquire and 1,231 shares Mr. Otto can acquire upon conversion of subordinated debentures owned by him.

 (6) Includes 7,000 shares of common stock which Dr. Leeson has an option to acquire.

 (7) Includes 9,000 shares of common stock which Dr. Helliwell has an option to acquire.

 (8) Includes 45,500 shares of common stock which Mr. Johnson has an option to acquire.

 (9) Includes 1,000 shares held by Mr. Hausman and his wife as Trustees of the Hausman Family Trust and 9,000 shares of common stock which Mr. Hausman has an option to acquire.

(10) Includes 4,000 shares of common stock which Dr. David has an option to acquire.

(11) Includes 7,000 shares of common stock which Mr. Gray has an option to acquire.

(12) Includes 40,000 shares of common stock which Dr. Morais has an option to acquire and 176 shares Dr. Morais can acquire upon conversion of subordinated debentures owned by him.

(13) Includes 19,375 shares of common stock which Mr. Pierce has an option to acquire.

(14) Includes 351,787 shares of common stock which officers and directors have an option to acquire.

     Under the securities laws of the United States, the Company's directors and executive officers, and any persons holding more than ten percent of the Company's common stock, are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by such dates of which it becomes aware during the fiscal year.

                           PROPOSALS BY SHAREHOLDERS

     Proposals by shareholders of the Company intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting by June 6, 1996.

                            EXPENSES OF SOLICITATION

     The expense of preparing, assembling, printing and mailing the forms of proxy and the material used in the solicitation of proxies will be paid by the Company. Arrangements will be made for the forwarding of soliciting materials by nominees, custodians and fiduciaries to their principals. Corporate Investor Communications, Inc. will assist the Company in obtaining the return of proxies at an estimated cost to the Company of $4,500.

                                 OTHER MATTERS

     Management knows of no other matters which will be brought before the meeting, but if such matters are properly presented the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.

                                          BY THE BOARD OF DIRECTORS

                                          LOGO
                                          GEORGE L. SPILLANE
                                          Secretary
Sunnyvale, California
October 2, 1995

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              CALIFORNIA MICROWAVE, INC.
                        PROXY SOLICITED BY BOARD OF DIRECTORS

                          FOR ANNUAL MEETING OF SHAREHOLDERS
    P

         The undersigned hereby appoints Philip F. Otto and George L. Spillane, or either of them, each with power of
    R
         substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock, $.10 par value, of CALIFORNIA MICROWAVE, INC., which the undersigned would
    O
         be entitled to vote if personally present at the Annual Meeting of Shareholders of CALIFORNIA MICROWAVE, INC. to be held at the offices of California Microwave-Microwave Networks Incorporated, a subsidiary of the Company,
    X
         located at 10795 Rockley Road, Houston, Texas at 10:00 a.m. on Thursday, October 26, 1995, and at any adjournments thereof, upon the following matters:
    Y

                                                                                                    ---------
                                                                                                       SEE
                                                                                                     REVERSE
    (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)                                                  SIDE
                                                                                                    ---------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                               PLEASE
                                                      -------                                  MARK YOUR
                                                                                               VOTES AS
                                                         X                                     IN THIS
                                                      -------                                  EXAMPLE.
                                                      -------

      THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE. THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTORS AND FOR PROPOSALS 1 AND 2.

     1. Election of Directors                                                                                 FOR    AGAINST
     NOMINEES: Philip F. Otto, David B. Leeson, Robert A.
     Helliwell, Gilbert F. Johnson, Arthur H. Hausman, Edward E.
     David, Jr., Alfred M. Gray, and J.J. Adorjan
                                                                   2. To approve an amendment to the        ------   ------
                                                                   Company's 1992 Stock Option Plan.
                                                                                                            ------   ------
                       FOR     WITHHELD
                     ------    ------                              3. To ratify the selection of Ernst &    ------   ------
                                                                   Young LLP as independent public
                     ------    ------                                 accountants for the Company.          ------   ------
                                                                   4. With discretionary authority on
                                                                   such other matters as may properly
                                                                      come before the meeting.

       ABSTAIN
     <C
       ------
       ------
       ------
       ------

                  MARK HERE FOR      ------     MARK HERE IF YOU    ------
                ADDRESS CHANGE AND   ------    PLAN TO ATTEND THE
                   NOTE AT LEFT                     MEETING         ------
     ------

                                       THE ANNUAL MEETING MAY BE HELD AS
                                       SCHEDULED ONLY IF A MAJORITY OF THE

     ------
     ---------------------------------------

                                       SHARES OUTSTANDING ARE REPRESENTED AT
                                       THE MEETING BY ATTENDANCE OR PROXY

     (TO WITHOLD AUTHORITY TO VOTE FOR ANY
     INDIVIDUAL NOMINEE(S), MARK

                                       ACCORDINGLY, PLEASE COMPLETE THIS PROXY
                                       AND RETURN IT PROMPTLY IN THE

      BOX AND WRITE THAT NOMINEE(S) NAME(S)
      IN SPACE PROVIDED.)

                                       ENCLOSED ENVELOPE. PLEASE DATE AND SIGN
                                       EXACTLY AS YOUR NAME(S) APPEARS ON
                                       YOUR SHARES. IF SIGNING FOR
                                       INDIVIDUALS, TRUSTS OR CORPORATIONS,
                                       TITLE OR CAPACITY SHOULD BE STATED. IF
                                       SHARES ARE HELD JOINTLY, EACH HOLDER
                                       SHOULD SIGN.

   NOTE: PLEASE SIGN AS NAME APPEARS
   HEREON. JOINT OWNERS SHOULD EACH
   SIGN. WHEN SIGNING AS ATTORNEY,
   EXECUTOR, ADMINISTRATOR, TRUSTEE
   OR GUARDIAN, PLEASE GIVE FULL
   TITLE AS SUCH.

                                           SIGNATURE:          DATE:
                                           SIGNATURE:          DATE:

                                                                   EXHIBIT 10.11

                             1992 STOCK OPTION PLAN
                                       OF
                           CALIFORNIA MICROWAVE, INC.
                        (as amended through August 1995)

1.  PURPOSE

         The purpose of the 1992 Stock Option Plan (the "Plan") is to enable California Microwave, Inc. (the "Company") and its subsidiaries to attract and retain officers and other key employees, directors, and consultants and to provide them with additional incentive to advance the interests of the Company. Options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1954, as amended, and non-qualified options may be granted under the Plan.

2.  ADMINISTRATION

         (a) The Plan shall be administered by the Board of Directors of the Company, or by a committee (the "Committee") of two or more directors selected by the Board.

         (b) The Board of Directors or the Committee shall have the power, subject to the express provisions of the Plan:

             (1) To determine the recipients of options under the Plan, the time of grant of the options, and the number of shares covered by the grant.

             (2) To prescribe the terms and provisions of each option granted (which need not be identical).

             (3) To construe and interpret the Plan and options, to establish, amend, and revoke rules and regulations for the Plan's administration, and to make all other determinations necessary or advisable for the administration of the Plan.

3.  SHARES SUBJECT TO THE PLAN

         Subject to the provisions of Paragraph 7 (relating to the adjustment upon changes in stock), the number of shares which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate 1,600,000 shares of Common stock of the Company. Shares sold pursuant to options granted under the Plan may be unissued shares or reacquired shares.

If any options granted under the Plan shall for any reason terminate or expire without having been exercised in full, the shares not purchased under such options shall be available again for the purposes of the Plan.

4.  ELIGIBILITY

         (a) Options under this Plan may be granted to officers and other key employees and consultants of the Company and/or of its subsidiaries, provided that incentive stock options may be granted hereunder only to officers and other key employees (including directors who are also officers or employees). No officer or key employee may receive options under this Plan covering in excess of 100,000 shares in any fiscal year of the Company (subject to adjustment in accordance with the provisions of paragraph 7 of the Plan).

         (b) Each director of the Company who is not an employee of the Company shall receive a non-qualified stock option under the Plan immediately following each annual meeting of shareholders of the Company. The first option received by a director under this paragraph 4(b) shall cover 10,000 shares of common stock of the Company and each option received by a director under this Plan thereafter shall cover 5,000 shares of common stock in the case of a director who is a chair of a committee of the Board of Directors and 3,000 shares in the case of a director who is not.(1) Each such option shall have an exercise price equal to the fair market value of the common stock of the Company on the date of the annual meeting of shareholders to which it relates, determined in accordance with the provisions of paragraph 5(a)(2) of this Plan. The number of options that directors may receive pursuant to this paragraph 4(b) shall be appropriately adjusted in accordance with the provisions of paragraph 7 of this Plan. This paragraph 4(b) shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules or regulations thereunder.

         (c) Persons to whom options to purchase shares are granted are hereinafter referred to as "optionee(s)."

5.  TERMS OF OPTION AGREEMENTS

         (a) All Option Agreements. Options granted pursuant to the Plan shall be evidenced by agreements specifying the number of shares

-------------------------
    (1) The provisions of this sentence were amended by the Board of Directors in July 1995, subject to obtaining shareholders approval at the Annual Meeting of Shareholders in October 1995.

covered thereby, in such form as the Board of Directors or Committee shall from time to time establish, which agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

             (1) The Board of Directors or Committee shall have the power to set the time or times within which each option shall be exercisable and to at any time accelerate the time or times of exercise (notwithstanding the terms of the option). Unless the stock option agreement executed by the optionee expressly otherwise provides, (i) an option granted to an officer or other key employees or consultant shall become exercisable on a cumulative basis as to one-quarter of the total number of shares covered thereby on each of the first, second, third, and fourth anniversary dates of the date of grant of the option, (ii) an option granted to a director who is not an employee of the Company shall vest fully on the date of grant,(2) and (iii) an option shall not be exercisable after the expiration of ten years from the date of grant. Any option granted to an executive officer or director of the Company shall in no event be exercisable until the elapse of six months from the date of its grant.

             (2) Except as provided in Paragraph 5(b) below, the exercise price of any stock option granted under this Plan shall not be less than 100% of the fair market value of the shares of common stock of the Company on the date of the granting of the option. The fair market value per share shall be the last sale price on the day the option is granted as reported on the National Market System, or, if such stock is not then reported on the National Market System but quotations are reported on the National Association of Securities Dealers Automated Quotations System, the average of the bid and asked prices on the day the option is granted, in either event as such price quotes are listed in The Wall Street Journal, Western Edition (or if not so reported in The Wall Street Journal, any other listing service or publication known to the Board of Directors). If the stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the closing price of the common stock on the largest such stock exchange upon which such stock is listed on the day the option is granted.

             (3) To the extent that the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by the payment in full of the option price for such shares. Such payment shall be made in cash or in shares of the outstanding common stock

-------------------------
         (2) The provisions of this clause (ii) were amended by the Board of Directors in July 1995, subject to obtaining shareholders approval at the Annual Meeting of Shareholders in October 1995.

of the Company which have been held by the optionee for at least six months or in a combination of cash and such stock, except that the Board of Directors or the Committee in its sole discretion may authorize payment by any optionee (for all or part of his or her purchase price) by a promissory note or such other from of legal consideration that may be acceptable to the Board or Committee.

             If shares of common stock are used in part or full payment for the shares to be acquired upon exercise of the option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the option in accordance with the provisions of Subparagraph (2) above. Any certificates for shares of outstanding common stock used to pay the option price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with the signature thereon guaranteed). In the event the certificates tendered by the optionee in such payment cover more shares than are required for such payment, the certificates shall also be accompanied by instructions from the optionee to the Company's transfer agent with regard to disposition of the balance of the shares covered thereby.

             If payment by promissory note is authorized, the interest rate, term, repayment schedule and other provisions of such note shall be as specified by the Board of Directors or the Committee; provided, however, that such note shall bear interest at a rate not less than the applicable test rate of interest prescribed by Regulation 1.483-1(d)(1) of the Income Tax Regulations, as in effect at the time the stock is purchased. The Board of Directors or Committee may require that the optionee pledge his or her stock to the Company for the purpose of securing the payment of such note, and the Company may hold the certificate(s) representing such stock in order to perfect its security interest.

             An option may be exercised by a securities broker acting on behalf of an optionee pursuant to authorization instructions approved by the Company, provided that the notice of exercise of such option shall be delivered, and the exercise price of such option shall be paid in full, as specified above.

             (4) The Company at all times shall keep available the number of shares of stock required to satisfy options granted under the Plan.

             (5) The Company may require any person to whom an option is granted, his or her legal representative, heir, legatee, or distributee, as a condition of exercising any option granted hereunder, to give written assurance satisfactory to the Company to the effect that such person is acquiring the shares subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same. The Company reserves the right to place a legend on any share certificate issued pursuant to this Plan to assure compliance with this paragraph. No shares of common stock of the Company shall be required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities law.

             (6) Neither a person to whom an option is granted, nor such person's legal representative, heir, legatee, or distributee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has exercised his or her option pursuant to the terms thereof.

             (7) Options shall be transferable only by will or by the laws of descent and distribution, and during the lifetime of the person to whom they are granted such person alone may exercise them.

             (8) An option granted to an employee or director shall terminate and may not be exercised if the person to whom it is granted ceases to be employed by the Company or by a subsidiary of the Company, or ceases to be a director (unless such person continues as an employee), with the following exceptions:

                  (i) If the employment or directorship is terminated for any reason other than the person's death or disability, he or she may at any time within not more than three months after such termination exercise the option, but only to the extent that it was exercisable by such person on the date of such termination, or

                  (ii) If such person dies or becomes disabled while in the employ of the Company or of a subsidiary, or while a director, his or her option may be exercised by his or her personal representatives, heirs or legatees at any time within not more than twelve (12) months following the date of death or disability, but only to the extent such option was exercisable by such person on the date of death or disability.

             An option granted to a consultant shall terminate in accordance with the terms specified in the option.

             (9) In no event may an option be exercised by anyone after the expiration of the term of the option established pursuant to Subparagraph 5(a)(1) hereof.

             (10) Each option granted pursuant to this Plan shall specify whether it is a non-qualified or an incentive stock option, provided that the Board of Directors or Committee may give the optionee the right to elect to receive either an incentive or a non-qualified stock option.

             (11) An option granted pursuant to this Plan may have such other terms as the Board of Directors or Committee in its discretion may deem necessary or appropriate and shares issued upon exercise of any option hereunder may be subject to such restrictions as the Board of Directors or Committee deems appropriate.

         (b) Incentive Stock Options. In addition to the terms and conditions specified above, incentive stock options granted under this Plan shall be subject to the following terms and conditions:

             (1) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under all option plans of the Company or its parent and subsidiary corporations) shall not exceed $100,000.

             (2) As to individuals otherwise eligible under this Plan who own more than 10 percent of the total combined voting power of all classes of stock of the Company and its parent and subsidiary corporations, an incentive option can be granted under this Plan to any such individual only if at the time such option is granted the option price is at least 110 percent of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

6.  USE OF PROCEEDS FROM SHARES

         Proceeds from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

7.  ADJUSTMENT UPON CHANGES IN SHARES

         (a) If any change is made in the shares subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made by the Board of Directors or Committee in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding options.

         (b) Other than in the case of a reincorporation of the Company in another state, in the event of (i) dissolution or liquidation of the Company,
(ii) a transaction in which more than 50 percent of the shares of the Company that are entitled to vote are exchanged, or (iii) any merger or consolidation or other reorganization in which the Company is not the surviving corporation (or in which the Company becomes a subsidiary of another corporation), outstanding options under this Plan shall become fully exercisable immediately prior to any such event.

8.  RIGHTS AS AN EMPLOYEE.

         Nothing in this Plan or in any options awarded hereunder shall confer upon any employee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate such employee's employment at any time.

9.  WITHHOLDING TAX

         There shall be deducted from the compensation of any employee holding options under this Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person with respect to such options.

10. TERMINATION AND AMENDMENT OF PLAN

         The Board of Directors may at any time terminate this Plan or make such modifications of the Plan as it shall deem advisable. Any modification which increases the number of shares which may be issued under the Plan (other than pursuant to Paragraph 7 hereof ), or changes the requirements as to eligibility for participation in the Plan shall become effective only upon approval of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

11. INDEMNIFICATION

         In addition to such other rights of indemnification as they may have as directors, the members of the Board of Directors or Committee administering the Plan shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

12. EFFECTIVE DATE AND DURATION OF THE PLAN

         The 1992 Stock Option Plan shall become effective on July 23, 1992. Any rights granted under this Plan must be granted within ten (10) years of such effective date.